UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2016

ONE WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-13869	87-0429198
(Commission File Number)	(I.R.S. Employer Identification No.)

14515 Briarhills Parkway, Suite 105, Houston, Texas 77077
 (Address of principal executive offices)

(866) 440-1470
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.
Item 1.02                          Termination of a Material Definitive Agreement.

On February 25, 2016, One World Holdings, Inc., a Nevada corporation (the "Company"), its wholly owned subsidiary, The One World Doll Project, Inc., a Texas corporation ("OWDP"), and Tonner Doll Company, Inc., a New York corporation ("Tonner"), entered into Termination and Release Agreement (the "Termination Agreement"), to terminate the announced and proposed merger between OWDP  and with Tonner, and to terminate the Agreement and Plan of Merger (the "Merger Agreement") between the parties.

By way of background, on December 2, 2015, the parties had entered into the Merger Agreement, pursuant to which OWDP would merge with Tonner.  The Merger Agreement included certain conditions precedent to the closing of the proposed merger (the "Merger"), including the preparation of financial information.

Following the execution of the Merger Agreement and prior to the closing, management of the Company, OWDP, and Tonner reviewed and discussed potential alternative structures between OWDP and Tonner other than the Merger. Following those discussions, management of the Company, OWDP, and Tonner determined it to be in the best interests of their respective companies to terminate the Merger and explore other opportunities.  The termination of the Merger and the Merger Agreement did not result from a disagreement between the parties, or from any information discovered about any of the companies during the due diligence process or the preparation of the financial statements of Tonner.

As disclosed in a Current Report on Form 8-K, filed with the SEC on January 29, 2016, on January 20, 2016, the Company created and formed Tonner-One World Inc. ("TOW"), a Texas corporation and wholly owned subsidiary of on the Company, for the purpose of taking initial steps to begin production of dolls under the combined Tonner-One World banner.  At the time of the formation of TOW, the Company and OWDP intended to continue with the Merger.  However, subsequent to the formation of TOW, and due to Tonner-One World's being in the final stages of securing a multi-year licensing deal with a major television network, management of Tonner and the Company determined that it would be in the best interests of both entities (and their subsidiaries) to terminate the Merger and proceed with a new relationship through the new subsidiary TOW.

Pursuant to the Termination Agreement, the proposed Merger was terminated, and all of the parties were relieved of any obligations or responsibilities under the Merger Agreement.  All of the parties to the Termination Agreement agreed to bear their respective costs.

The foregoing description of the Termination Agreement is qualified in its entirety with reference to the entire agreement, which has been filed as Exhibit 99.1 attached hereto.

Item 9.01                          Financial Statements and Exhibits

(d) Exhibits
Exhibit No.                          Exhibit
99.1	Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2016

ONE WORLD HOLDINGS, INC.

	By:	/s/ Corinda Joanne Melton
Corinda Joanne Melton
Chief Executive Officer and Director